Exhibit 99.1
Company / Investor Contact: Tom Wirth EVP & CFO 610-832-7434 tom.wirth@bdnreit.com

Brandywine Realty Trust Announces Third Quarter 2021 Results and Narrows 2021 Guidance

Philadelphia, PA, October 25, 2021 — Brandywine Realty Trust (NYSE:BDN) today reported its financial and operating results for the three and nine-month periods ended September 30, 2021 and narrowed full year 2021 guidance.
Management Comments
“An increasing number of our tenants are returning to the workplace and our portfolio-wide return rates are above the national average. In addition to our increased tenant activity, leasing tour activity has risen to pre-pandemic levels with numbers on par with 2019,” stated Gerard H. Sweeney, President and Chief Executive Officer for Brandywine Realty Trust. “We continue making excellent progress on our 2021 business plan and for the second consecutive quarter we have raised our speculative revenue target which is now 99% complete. During the quarter we continued to experience positive mark-to-market rents which increased 16% and 12% on an accrual and cash basis, respectively. We continue to make progress on our life science initiatives including our planned 50,000 square foot incubator at Cira Centre that is scheduled to open in January 2022. Our balance sheet remains in excellent shape and we have no outstanding balance on our $600 million unsecured line of credit. Based on progress in the third quarter, we are narrowing our 2021 FFO guidance of $1.34 to $1.40 per share to $1.35 to $1.39 per share.”
Third Quarter Highlights
Financial Results
•Net income available to common shareholders; $0.9 million, or $0.01 per diluted share.
•Funds from Operations (FFO); $61.1 million, or $0.35 per diluted share.
Portfolio Results
•Core Portfolio: 90.3% occupied and 92.7% leased.
•New and Renewal Leases Signed: 464,000 square feet.
•Tenant Retention Ratio: 57%.
•Rental Rate Mark-to-Market Increase: 15.5% on an accrual basis and 12.0% on a cash basis.
2021 Business Plan Revision Highlights
•Speculative Revenue: Adjusted to $21.0 million from $20.0-$21.0 million;

Recent Transaction Activity
Finance Activity
•On September 3, 2021, our $50.0 million preferred equity investment in two office properties in Austin, Texas was redeemed prior to maturity. As a result of the early redemption, we recognized an incremental $2.8 million of investment income during the third quarter related to receiving our accelerated minimum return and exit fees paid in cash on the redemption date.
•As previously announced on July 23, 2021, in connection with our development project at 3025 JFK Boulevard, also known as Schuylkill Yards West, we closed on a $186.7 million construction loan. The construction loan represents approximately 65% of total project costs and initially bears interest at 3.75% per annum and matures in July 2025.
•We had no outstanding balance on our $600.0 million unsecured revolving credit facility as of September 30, 2021.
•We had $42.5 million of cash and cash equivalents on-hand as of September 30, 2021.
Results for the Three and Nine-Month Periods Ended September 30, 2021
Net income allocated to common shares totaled $0.9 million or $0.01 per diluted share in the third quarter of 2021 compared to a net income of $274.4 million or $1.60 per diluted share in the third quarter of 2020. The 2020 results include a $271.9 million, or $1.59 per diluted share, net gain on disposition of real estate from our joint venture of Commerce Square.
FFO available to common shares and units in the third quarter of 2021 totaled $61.1 million or $0.35 per diluted share versus $60.0 million or $0.35 per diluted share in the third quarter of 2020. Our third quarter 2021 payout ratio ($0.19 common share distribution / $0.35 FFO per diluted share) was 54.3%.
Net income allocated to common shares totaled $7.4 million or $0.04 per diluted share for the first nine months of 2021 compared to net income of $286.2 million or $1.66 per diluted share in the first nine months of 2020. The 2020 results include a $271.9 million, or $1.57 per diluted share, net gain on disposition of real estate from our joint venture of Commerce Square.
Our FFO available to common shares and units for the first nine months of 2021 totaled $177.2 million, or $1.02 per diluted share compared to FFO available to common shares and units of $179.1 million, or $1.03 per diluted share, for the first nine months of 2020. Our first nine months 2021 FFO payout ratio ($0.57 common share distribution / $1.02 FFO per diluted share) was 55.9%.
Operating and Leasing Activity
In the third quarter of 2021, our Net Operating Income (NOI), excluding termination revenues and other income items, increased 2.0% on an accrual basis and 5.5% on a cash basis for our 74 same store properties, which were 90.2% and 91.0% occupied on September 30, 2021 and September 30, 2020, respectively.
We leased approximately 464,000 square feet and commenced occupancy on 355,000 square feet during the third quarter of 2021. The third quarter occupancy activity includes 140,000 square feet of renewals, 140,000 square feet of new leases and 75,000 square feet of tenant expansions. We have an additional 310,000 square feet of executed new leasing scheduled to commence subsequent to September 30, 2021.
We achieved a 57% tenant retention ratio in our core portfolio with net negative absorption of (20,560) square feet during the third quarter of 2021. Third quarter rental rate growth increased 15.5% as our renewal rental rates increased 15.7% and our new lease/expansion rental rates increased 15.3%, all on an accrual basis.
At September 30, 2021, our core portfolio of 76 properties comprising 12.9 million square feet was 90.3% occupied and we are now 92.7% leased (reflecting new leases commencing after September 30, 2021).

Distributions
On September 14, 2021, our Board of Trustees declared a quarterly dividend distribution of $0.19 per common share that was paid on October 20, 2021 to shareholders of record as of October 6, 2021.
2021 Earnings and FFO Guidance
Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings, we are adjusting our 2021 earnings per share guidance of $0.25 - $0.31 to $0.20 - $0.24 per diluted share and 2021 FFO guidance of $1.34 - $1.40 to $1.35 - $1.39 per diluted share. This guidance is provided for informational purposes and is subject to change. The following is a reconciliation of the calculation of 2021 FFO and earnings per diluted share:

Guidance for 2021		Range

Earnings per diluted share allocated to common shareholders	$0.20	to	$0.24
Plus: real estate depreciation, amortization	1.15		1.15

FFO per diluted share	$1.35	to	$1.39

Our 2021 FFO key assumptions include:
•Year-end Core Occupancy Range: 91-93%;
•Year-end Core Leased Range: 92-94%;
•Rental Rate Mark-to-Market (accrual): 14-16%;
•Rental Rate Mark-to-Market (cash): 8-10%;
•Same Store (accrual) NOI Range: 0-2%;
•Same Store (cash) NOI Range: 3-5%;
•Speculative Revenue Target: $21.0 million, 99% achieved;
•Tenant Retention Rate Range: 51-53%;
•Property Acquisition Activity: None;
•Property Sales Activity: Sale of our 50% interest in 3141 Fairview Park Drive, Falls Church, VA;
•Development Starts: Two starts; one start commenced, Schuylkill Yards West;
•Core and Same Store Portfolio Adjustments: Effective January 1, 2021, we removed 2340 Dulles (placed into redevelopment) and effective January 1, 2021, 905 Broadmoor was removed from our first quarter same store portfolio and was subsequently taken out of service, as part of our Broadmoor Master Plan;
•Financing Activity: None;
•Share Buyback Activity: None;
•Annual earnings and FFO per diluted share based on 173.5 million fully diluted weighted average common shares.

About Brandywine Realty Trust
Brandywine Realty Trust (NYSE: BDN) is one of the largest, publicly traded, full-service, integrated real estate companies in the United States with a core focus in the Philadelphia, Austin and Washington, D.C. markets. Organized as a real estate investment trust (REIT), we own, develop, lease and manage an urban, town center and transit-oriented portfolio comprising 172 properties and 24.2 million square feet as of September 30, 2021 which excludes assets held for sale. Our purpose is to shape, connect and inspire the world around us through our expertise, the relationships we foster, the communities in which we live and work, and the history we build together. For more information, please visit www.brandywinerealty.com.
Conference Call and Audio Webcast
BDN management will discuss 2021 financial results and earnings guidance for fiscal 2021 on Tuesday, October 26, 2021 at 9:00 a.m. Eastern Time. The conference call can be accessed by dialing 1-833-818-6810 and providing conference ID: 4530639. Beginning two hours after the conference call, a taped replay of the call can be accessed through Thursday, November 9, 2021, by calling 1-855-859-2056 and entering access code 4530639. The conference call can also be accessed via a webcast on our website at www.brandywinerealty.com.
Looking Ahead – Fourth Quarter 2021 Conference Call
We anticipate we will release our fourth quarter 2021 earnings on Wednesday, February 2, 2022, after the market close and will host our fourth quarter 2021 conference call on Thursday, February 3, 2022 at 9:00 a.m. Eastern Time. We expect to issue a press release in advance of these events to reconfirm the dates and times and provide all related information.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “will,” “strategy,” “expects,” “seeks,” “believes,” “potential,” or other similar words. Because such statements involve known and unknown risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These forward-looking statements, including our 2021 guidance, are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally not within our control. Such risks, uncertainties and contingencies include, among others: risks related to the impact of COVID-19 and other potential future outbreaks of infectious diseases on our financial condition, results of operations and cash flows and those of our tenants as well as on the economy and real estate and financial markets; reduced demand for office space and pricing pressures, including from competitors, that could limit our ability to lease space or set rents at expected levels or that could lead to declines in rent; uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital; the potential loss or bankruptcy of tenants or the inability of tenants to meet their rent and other lease obligations; risks of acquisitions and dispositions, including unexpected liabilities and integration costs; delays in completing, and cost overruns incurred in connection with, our developments and redevelopments; disagreements with joint venture partners; unanticipated operating and capital costs; uninsured casualty losses and in ability to obtain adequate insurance, including coverage for terrorist acts; asset impairments; our dependence upon certain geographic markets; changes in governmental regulations, tax laws and rates and similar matters; unexpected costs of REIT qualification compliance; and costs and disruptions as the result of a cybersecurity incident or other technology disruption. The declaration and payment of future dividends (both timing and amount) is subject to the determination of our Board of Trustees, in its sole discretion, after considering various factors, including our financial condition, historical and forecast operating results, and available cash flow, as well as any applicable laws and contractual covenants and any other relevant factors. Our Board’s practice regarding declaration of dividends may be modified at any time and from time to time. Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2020. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.

Non-GAAP Supplemental Financial Measures
We compute our financial results in accordance with generally accepted accounting principles (GAAP). Although FFO and NOI are non-GAAP financial measures, we believe that FFO and NOI calculations are helpful to shareholders and potential investors and are widely recognized measures of real estate investment trust performance. At the end of this press release, we have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure.
Funds from Operations (FFO)
We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than us. NAREIT defines FFO as net income (loss) before non-controlling interests and excluding gains (losses) on sales of depreciable operating property, impairment losses on depreciable consolidated real estate, impairment losses on investments in unconsolidated real estate ventures and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures. Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on property sales, extraordinary items and non-controlling interests. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders. We generally consider FFO and FFO per share to be useful measures for understanding and comparing our operating results because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO per share can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies.
Net Operating Income (NOI)
NOI (accrual basis) is a financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, non-controlling interest in the Operating Partnership and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued operations, gains on early extinguishment of debt, income from discontinued operations, income from unconsolidated joint ventures and non-controlling interest in property partnerships. In some cases we also present NOI on a cash basis, which is NOI after eliminating the effects of straight-lining of rent and deferred market intangible amortization. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income as an indication of our performance or to cash flows as a measure of the Company's liquidity or its ability to make distributions. We believe NOI is a useful measure for evaluating the operating performance of our properties, as it excludes certain components from net income available to common shareholders in order to provide results that are more closely related to a property's results of operations. We use NOI internally to evaluate the performance of our operating segments and to make decisions about resource allocations. We concluded that NOI provides useful information to investors regarding our financial condition and results of operations, as it reflects only the income and expense items incurred at the property level, as well as the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and development activity on an unlevered basis.
Same Store Properties
In our analysis of NOI, particularly to make comparisons of NOI between periods meaningful, it is important to provide information for properties that were in-service and owned by us throughout each period presented. We refer to properties acquired or placed in-service prior to the beginning of the earliest period presented and owned by us through the end of the latest period presented as Same Store Properties. Same Store Properties therefore exclude properties placed in-service, acquired, repositioned, held for sale or in development or redevelopment after the beginning of the earliest period presented or disposed of prior to the end of the latest period presented. Accordingly, it takes at least one year and one quarter after a property is acquired for that property to be included in Same Store Properties.
Core Portfolio
Our core portfolio is comprised of our wholly-owned properties, excluding any properties currently in development, re-development or re-entitlement.

BRANDYWINE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	September 30, 2021	December 31, 2020
ASSETS
Real estate investments:
Operating properties	$3,437,074	$3,474,109
Accumulated depreciation	(957,793)	(896,561)
Right of use asset - operating leases, net	20,478	20,977
Operating real estate investments, net	2,499,759	2,598,525
Construction-in-progress	266,263	210,311
Land held for development	118,684	117,984
Prepaid leasehold interests in land held for development, net	27,762	39,185
Total real estate investments, net	2,912,468	2,966,005
Assets held for sale, net	562	7,349
Cash and cash equivalents	42,484	46,344
Accounts receivable	11,645	13,536
Accrued rent receivable, net of allowance of $4,133 and $5,086 as of September 30, 2021 and December 31, 2020, respectively	165,564	155,372
Investment in unconsolidated real estate ventures	449,658	401,327
Deferred costs, net	81,632	84,856
Intangible assets, net	34,514	48,570
Other assets	131,230	176,747
Total assets	$3,829,757	$3,900,106
LIABILITIES AND BENEFICIARIES' EQUITY
Unsecured term loan, net	$249,477	$249,084
Unsecured senior notes, net	1,581,112	1,581,511
Accounts payable and accrued expenses	133,615	121,982
Distributions payable	32,763	32,706
Deferred income, gains and rent	21,861	21,396
Intangible liabilities, net	14,451	18,448
Lease liability - operating leases	22,911	22,758
Other liabilities	48,090	47,573
Total liabilities	$2,104,280	$2,095,458
Brandywine Realty Trust's Equity:
Common Shares of Brandywine Realty Trust's beneficial interest, $0.01 par value; shares authorized 400,000,000; 171,126,257 and 170,572,964 issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	1,712	1,707
Additional paid-in-capital	3,145,209	3,138,152
Deferred compensation payable in common shares	18,491	17,516
Common shares in grantor trust, 1,169,703 and 1,160,494 issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	(18,491)	(17,516)
Cumulative earnings	1,117,804	1,110,083
Accumulated other comprehensive loss	(4,333)	(7,561)
Cumulative distributions	(2,545,979)	(2,448,238)
Total Brandywine Realty Trust's equity	1,714,413	1,794,143
Noncontrolling interests	11,064	10,505
Total beneficiaries' equity	$1,725,477	$1,804,648
Total liabilities and beneficiaries' equity	$3,829,757	$3,900,106

BRANDYWINE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue
Rents	$112,159	$121,277	$336,878	$392,661
Third party management fees, labor reimbursement and leasing	6,500	4,324	19,778	13,339
Other	1,759	505	4,633	2,031
Total revenue	120,418	126,106	361,289	408,031
Operating expenses
Property operating expenses	30,304	31,567	88,503	102,320
Real estate taxes	13,421	14,923	42,784	48,525
Third party management expenses	3,327	2,509	9,866	7,546
Depreciation and amortization	48,175	43,533	131,303	145,314
General and administrative expenses	7,076	7,069	22,016	23,973
Total operating expenses	102,303	99,601	294,472	327,678
Gain on sale of real estate
Net gain on disposition of real estate	—	271,901	142	274,487
Net gain on sale of undepreciated real estate	910	—	2,903	201
Total gain on sale of real estate	910	271,901	3,045	274,688
Operating income	19,025	298,406	69,862	355,041
Other income (expense):
Interest and investment income	4,494	467	7,845	1,487
Interest expense	(15,190)	(16,310)	(46,973)	(56,510)
Interest expense - amortization of deferred financing costs	(709)	(715)	(2,127)	(2,195)
Equity in loss of unconsolidated real estate ventures	(6,634)	(5,788)	(20,798)	(9,882)
Net gain on real estate venture transactions	—	75	—	75
Net income before income taxes	986	276,135	7,809	288,016
Income tax (provision) benefit	(12)	(2)	(46)	224
Net income	974	276,133	7,763	288,240
Net income attributable to noncontrolling interests	(7)	(1,612)	(42)	(1,701)
Net income attributable to Brandywine Realty Trust	967	274,521	7,721	286,539
Nonforfeitable dividends allocated to unvested restricted shareholders	(91)	(93)	(331)	(317)
Net income attributable to Common Shareholders of Brandywine Realty Trust	$876	$274,428	$7,390	$286,222
PER SHARE DATA
Basic income per Common Share	$0.01	$1.61	$0.04	$1.66
Basic weighted average shares outstanding	170,907,018	170,573,028	170,794,585	172,380,410
Diluted income per Common Share	$0.01	$1.60	$0.04	$1.66
Diluted weighted average shares outstanding	172,237,194	171,026,492	172,077,950	172,735,436

BRANDYWINE REALTY TRUST
FUNDS FROM OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Reconciliation of Net Income to Funds from Operations:
Net income attributable to common shareholders	$876	$274,428	$7,390	$286,222
Add (deduct):
Net income attributable to noncontrolling interests - LP units	9	1,614	46	1,681
Nonforfeitable dividends allocated to unvested restricted shareholders	91	93	331	317
Net gain on real estate venture transactions	—	(75)	—	(75)
Net gain on disposition of real estate	—	(271,901)	(142)	(274,487)
Company's share of impairment of an unconsolidated real estate venture	562	—	562	—
Depreciation and amortization:
Real property	39,824	34,479	105,652	110,026
Leasing costs including acquired intangibles	7,801	8,542	24,035	33,786
Company’s share of unconsolidated real estate ventures	12,078	13,014	39,869	22,243
Partners’ share of consolidated real estate ventures	(5)	(5)	(15)	(124)
Funds from operations	$61,236	$60,189	$177,728	$179,589
Funds from operations allocable to unvested restricted shareholders	(175)	(172)	(538)	(529)
Funds from operations available to common share and unit holders (FFO)	$61,061	$60,017	$177,190	$179,060
FFO per share - fully diluted	$0.35	$0.35	$1.02	$1.03
Weighted-average shares/units outstanding - fully diluted	173,061,177	172,008,126	172,993,752	173,717,070
Distributions paid per common share	$0.19	$0.19	$0.57	$0.57
FFO payout ratio (distributions paid per common share/FFO per diluted share)	54.3%	54.3%	55.9%	55.3%

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS – 3rd QUARTER
(unaudited and in thousands)

Of the 81 properties owned by the Company as of September 30, 2021, a total of 74 properties ("Same Store Properties") containing an aggregate of 12.8 million net rentable square feet were owned for the entire three months ended September 30, 2021 and 2020. As of September 30, 2021, two properties were recently completed/acquired, and five properties were in development/redevelopment. Average occupancy for the Same Store Properties was 90.0% and 90.7% during the three-month periods ended September 30, 2021 and 2020, respectively. The following table sets forth revenue and expense information for the Same Store Properties:

	Three Months Ended September 30,
	2021	2020
Revenue
Rents	$107,077	$105,541
Other	280	158
Total revenue	107,357	105,699
Operating expenses
Property operating expenses	27,943	26,914
Real estate taxes	12,894	12,774
Net operating income	$66,520	$66,011
Net operating income - percentage change over prior year	0.8%
Net operating income, excluding other items	$67,261	$65,934
Net operating income, excluding other items - percentage change over prior year	2.0%
Net operating income	$66,520	$66,011
Straight line rents & other	(2,789)	(4,496)
Above/below market rent amortization	(1,027)	(1,040)
Amortization of tenant inducements	335	207
Non-cash ground rent	204	208
Cash - Net operating income	$63,243	$60,890
Cash - Net operating income - percentage change over prior year	3.9%
Cash - Net operating income, excluding other items	$63,505	$60,188
Cash - Net operating income, excluding other items - percentage change over prior year	5.5%
	Three Months Ended September 30,
	2021	2020
Net income:	$974	$276,133
Add/(deduct):
Interest income	(4,494)	(467)
Interest expense	15,190	16,310
Interest expense - amortization of deferred financing costs	709	715
Equity in loss of unconsolidated real estate ventures	6,634	5,788
Net gain on real estate venture transactions	—	(75)
Net gain on disposition of real estate	—	(271,901)
Net gain on sale of undepreciated real estate	(910)	—
Depreciation and amortization	48,175	43,533
General & administrative expenses	7,076	7,069
Income tax provision	12	2
Consolidated net operating income	73,366	77,107
Less: Net operating income of non-same store properties and elimination of non-property specific operations	(6,846)	(11,096)
Same store net operating income	$66,520	$66,011

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS – NINE MONTHS
(unaudited and in thousands)

Of the 81 properties owned by the Company as of September 30, 2021, a total of 73 properties ("Same Store Properties") containing an aggregate of 12.5 million net rentable square feet were owned for the entire nine months ended September 30, 2021 and 2020. As of September 30, 2021, three properties were recently completed/acquired, and five properties were in development/redevelopment. Average occupancy for the Same Store Properties was 90.2% and 91.3% during the nine-month periods ended September 30, 2021 and 2020, respectively. The following table sets forth revenue and expense information for the Same Store Properties:

	Nine Months Ended September 30,
	2021	2020
Revenue
Rents	$315,932	$312,756
Other	742	690
Total revenue	316,674	313,446
Operating expenses
Property operating expenses	80,632	80,143
Real estate taxes	38,776	37,886
Net operating income	$197,266	$195,417
Net operating income - percentage change over prior year	0.9%
Net operating income, excluding other items	$195,075	$194,061
Net operating income, excluding other items - percentage change over prior year	0.5%
Net operating income	$197,266	$195,417
Straight line rents & other	(8,156)	(9,023)
Above/below market rent amortization	(2,796)	(3,378)
Amortization of tenant inducements	791	616
Non-cash ground rent	617	628
Cash - Net operating income	$187,722	$184,260
Cash - Net operating income - percentage change over prior year	1.9%
Cash - Net operating income, excluding other items	$184,759	$181,351
Cash - Net operating income, excluding other items - percentage change over prior year	1.9%
	Nine Months Ended September 30,
	2021	2020
Net income:	$7,763	$288,240
Add/(deduct):
Interest income	(7,845)	(1,487)
Interest expense	46,973	56,510
Interest expense - amortization of deferred financing costs	2,127	2,195
Equity in loss of unconsolidated real estate ventures	20,798	9,882
Net gain on real estate venture transactions	—	(75)
Net gain on disposition of real estate	(142)	(274,487)
Net gain on sale of undepreciated real estate	(2,903)	(201)
Depreciation and amortization	131,303	145,314
General & administrative expenses	22,016	23,973
Income tax provision (benefit)	46	(224)
Consolidated net operating income	220,136	249,640
Less: Net operating income of non-same store properties and elimination of non-property specific operations	(22,870)	(54,223)
Same store net operating income	$197,266	$195,417